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                             [SNELL & WILMER LETTERHEAD]


                                     May 23, 1996




Graphix Zone, Inc.
42 Corporate Park
Suite 200
Irvine, California 92714

Gentlemen:

    At the request of Graphix Zone, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-4 of the Company, as filed with the Securities and Exchange Commission (the "Commission") on March 25, 1996 (SEC File No. 333-2642), and as amended pursuant to an Amendment No. 1 to Registration Statement on Form S-4, as filed with the Commission on May 28, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 12,005,852 shares of Common Stock, par value $.01 per share (the "Common Stock"), issuable in connection with the merger of Graphix Zone, Inc., a California corporation ("GZ California"), with and into GZ Merger Corp., a California corporation and wholly-owned subsidiary of the Company ("GZMC"), and StarPress, Inc., a Colorado corporation ("StarPress"), with and into SP Merger Corp., a Colorado corporation and wholly-owned subsidiary of the Company ("SPMC") (collectively, the "Merger"), as contemplated by the Agreement and Plan of Reorganization dated January 3, 1996, between GZ California and StarPress, the Agreement of Merger among GZ California, GZMC and the Company and the Agreement of Merger among StarPress, SPMC and the Company (collectively, the "Merger Agreements").

    As counsel to the Company in connection with the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with entering into the Merger Agreements and authorizing the issuance of the shares of Common Stock to be issued in the Merger (the "Merger Shares").

                                                                  Exhibit 5.1 to
                                                          Registration Statement
                                                                    on Forms S-4

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SNELL & WILMER
- -----LLP------

Graphix Zone, Inc.

Page 2                                                               May 23,1996


    Based upon the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as counsel to the Company, to be taken prior to the issuance of the Merger Shares, including, without limitation, following shareholder approval thereof in the manner contemplated by the Registration Statement and the Merger Agreements, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Merger Shares when issued in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                             Very truly yours,

                             SNELL & WILMER, L.L.P.
                             /s/SNELL & WILMER, L.L.P.




                                                                  Exhibit 5.1 to
                                                          Registration Statement
                                                                    on Forms S-4